QuickLinks -- Click here to rapidly navigate through this document

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 4, 2001

REGISTRATION NO. 333-42406

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZORAN CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	94-2794449 (IRS Employer Identification No.)

3112 SCOTT BOULEVARD
SANTA CLARA, CALIFORNIA 95054
(408) 919-4111
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

LEVY GERZBERG
PRESIDENT AND CHIEF EXECUTIVE OFFICER
ZORAN CORPORATION
3112 SCOTT BOULEVARD
SANTA CLARA, CALIFORNIA 95054
(408) 919-4111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

KARL SCHNEIDER Vice President of Finance and Chief Financial Officer Zoran Corporation 3112 Scott Boulevard Santa Clara, California 95054 (408) 919-4111	DENNIS C. SULLIVAN, ESQ. PAUL A. BLUMENSTEIN, ESQ. Gray Cary Ware & Freidenrich LLP 400 Hamilton Avenue Palo Alto, California 94301-1825 (650) 833-2000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /x/ Registration File No. 333-42406.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

EXPLANATORY NOTE

    This Post-Effective Amendment to the Registration Statement on Form S-3, File No. 333-42406, is being filed with the Securities and Exchange Commission pursuant to Rule 462(c) under the Securities Act of 1933, as amended. This Amendment is being filed for the sole purpose of de-registering the shares not sold under this Registration Statement. Approximately 36,749 shares have been sold under this Registration Statement to date.

2

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California on September 4, 2001.

ZORAN CORPORATION
By:	/s/ Levy Gerzberg* Levy Gerzberg President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title
/s/ Levy Gerzberg* Levy Gerzberg	President and Chief Executive Officer (Principal Executive Officer)
/s/ Uzia Galil* Uzia Galil	Chairman of the Board
/s/ Karl Schneider Karl Schneider	Vice President Finance and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ James Meindl* James D. Meindl	Director
/s/ Arthur B. Stabenow* Arthur B. Stabenow	Director
/s/ Phillip M. Young* Phillip M. Young	Director
*By: /s/ Karl Schneider Karl Schneider	Attorney-in-Fact

3

QuickLinks

EXPLANATORY NOTE
SIGNATURES